CANDOUR
THE REAL ESTATE BROKER

DIC/PLOT NO 66

ORN :- 2490

PROPERTY SALE AGREEMENT
Memorandum of Understanding

Date: 27th December, 2013

This Property Sales Agreement is entered into between:

Crown Group Investments Limited (the "Company"), registered with Jebel Ali Free Zone Authority, under Registration No. 131599, P.O. Box 17099, Jebel Ali Free Zone, Dubai, U.A.E. also called "the Seller"
And
Mr. Varun Sudhir Marodia holder of Indian Passport No G4646257 also called "the Buyer"

Candour Real Estate Broker, RERA Office Registration No 2490, P. O. Box 46919, Dubai, United Arab Emirates acting as a broker representing the Seller and the Buyer in this transaction.

PROPERTY sold under the terms of this contract: As per Titledeed
Property Type : Land
Community : Saih Shuaib 2 (Dubai Industrial City)
Plot No : 66
Area Sq Meter ; 4395.43 sq m
hereinafter referred to as "Property".

The expressions **"Buyer"** and **"Seller"** shall mean and include their respective heirs, successors, representatives, assignees and nominees. Both Parties are signing this agreement on the following terms and conditions:

1. The Buyer agrees to buy and the Seller agrees to sell the Property for a net price of **AED 4,501,357/- (Dirhams Four Million Five Hundred Thousand One Thousand Three Hundred and Fifty Seven Only)** with settlement on or **before 27th April 2014 (TRANSFER DATE)** as described in Annexure 1.

2. In addition to the Net Price the Buyer will pay charges in reference to the transfer of the property as applicable to Dubai Land Department as described in Annexure 1.

3. The NOC Charges payable to the Developer will be paid by the Seller

4. Candour Real Estate Broker is acting as a broker in this deal and the Seller agrees to pay Agency Fee of 1% i.e. **AED 45,000/- (Dirhams Forty Five Thousand Only)** on the transfer date of the subject property at the Dubai Land Department / Centre.

5. The Buyer has paid a Holding Deposit by Cheque No 000312 from Mashreq Bank dated 27.4.2014 for amount **AED 1,125,339/- (Dirhams One Million One Hundred Twenty Five Thousand Three Hundred and Thirty Nine Only)** i.e. 25% of the Selling Price in the name of the Seller. This Holding Deposit will be held on behalf of the Seller by Candour Real Estate Broker as security. This Cheque will be released to the Buyer on final settlement to the Seller and Broker by way of Manager's Cheque.

6. In the event that the Buyer fails to complete the transfer within the transfer date or withdraws from the sale then the Holding Deposit of the Buyer will be forfeited and Candour Real Estate shall release the Holding Deposit paid by the Buyer under this Agreement to the Seller for the amount of **AED 1,125,339/- (Dirhams One Million One Hundred Twenty Five Thousand Three Hundred and Thirty Nine Only)** as penalty out of which 20% of the Holding Deposit is payable to Candour Real Estate Broker as Agency Commission. The Buyer by signing this contract authorizes Candour Real Estate Broker to do so.

7. The Seller has paid a Security Cheque by Cheque No 000212 from EIB bank dated 27.4.2014 for an amount of **AED 1,125,339/- (Dirhams One Million One Hundred Twenty Five Thousand Three Hundred and Thirty Nine Only)**i.e. 25% of the Selling Price in the name of the Buyer as Security Deposit. The Deposit Cheque will be held by Candour Real Estate Broker on behalf of the Buyer until the time of transfer. On the Transfer date this cheque shall be released to the Seller on successful completion of the transfer.

8. In the event that the Seller fails to facilitate the transfer within the transfer date or withdraws from the sale then Candour Real estate shall refund the Holding Deposit of the Buyer and the Security Cheque issued by the Seller under this Agreement shall be released to the Buyer for the amount **AED 1,125,339/- (Dirhams One Million One Hundred Twenty Five Thousand Three Hundred and Thirty Nine Only)** as penalty out of which 20% of the Security Deposit is payable to Candour Real Estate Broker as Agency Commission The Seller by signing this contract authorizes Candour Real estate Brokers to do so.

9. The Seller confirms that there is no mortgage/ loan on the property and it is free from any lien.

10. The Seller hereby warrants that the property is a plot of land with 1.8 FAR and is approved for Mixed Use to built G+4 Building.

11. Applying for NOC in time is a joint responsibility of the Parties and has to be agreed mutually.

AK.

M/S Crown Group Investments
(The Seller Initials)

Mr. Varun Sudhir Marodia
(The Buyer Initials)

DIC/PLOT NO 66

12. Once the Seller receives the original NOC, both the Seller and the Buyer hereby agree to proceed for the transfer in the Dubai Land Department / Centre.

13. In the event that the Developer or the Dubai Land Department fails to give their consent to the transfer and completion does not take place, then both parties mutually agree to extend this agreement to enable the transfer up to the next available date provided by Developer or the Dubai Land Department. Notwithstanding the foregoing or anything else to the contrary, in the event that the transfer of the Property is not completed in full by April 27, 2014 for whatever reason but through no fault of either Buyer or Seller, then:
(a) This Agreement shall terminate immediately and be deemed to be null and void in its entirety,
(b) The full Holding Deposit will be promptly returned to the Buyer,
(c) The full Security Deposit will be promptly returned to the Seller,
(d) Neither the Seller nor the Buyer will be penalized or required to pay any penalty whatsoever
(e) Neither the Seller nor the Buyer will be liable for any damages to the other party, and
(f) 1% of the Selling Price is payable as Agency fee to Candour Real Estate Broker by the Seller.

14. The Seller agrees to provide all necessary documents required by the Developer and Dubai Land Department to ensure successful transfer of this property. In the event if there is any delay from the Seller in providing any such documents required for the NOC and Transfer of the property, within the appropriate time of the date of this agreement then it is agreed by both parties i.e. the Buyer and the Seller that this agreement will be extended for an additional 30 days from the date of transfer in order to give time to complete the necessary documents. And such delay in providing documents would be added to the total timelines in order to complete the transfer.

15. The Seller warrants that all copies of documentation given to the Buyer are correct.

16. Once this Agreement is signed by both the parties, the Seller shall NOT by himself or through, successors, representatives, assigns and nominees or agent.

    a. Market the property for sale to any third party.
    b. Enter into an agreement to sell or otherwise transfer the property or the sellers interest in the property to any other third party and
    c. Increase the amount of the agreed sale price for any reason whatsoever.
    d. Lease the property.

17. The Seller should produce the following documents to complete the transfer and obtain an NOC:
    a. Original Title deed
    b. Company Documents:
        1. *Company Documents (or similar document)*
        2. *Memorandum & Articles of Association together with all amendments;* ***and***
        3. *Evidence of the authorized signatory is required if not expressly stated in the Memorandum and Articles of Association, in the form of either:*
        - Notarized Power of Attorney; **or** Board Resolution; **and**
    c. SPA and any copies thereof
    d. Original Affection Plan
    e. Original contract with Developers, OQOOD Registration or Title Deed in respect of the property.
    f. Original Passport of the Seller / Authorized Personnel
    g. Original receipts of all payments in respect of the property as per the original payment schedule (where applicable)
    h. Any dues, penalties or unpaid fees or maintenance fees due to the developer, DEWA, PDC where applicable must be settled before the transfer date.
    i. All documents regarding warranties, guarantees and assignments of all rights to these agreements.
    j. Any other documents or requirements stipulated by the developer including NOC

18. The Seller retains legal ownership of the Property until completion of transfer and accordingly bears all risk associated with ownership of the Property until completion.

19. The Buyer has a right to nominate a third party and the Seller agrees to make the NOC and transfer in the name of any third party nominated by the purchaser.

20. All payments towards the Seller will be due in form of banker's draft/ manager cheque. Copies of the Banker's Draft/ Manager Cheque has to be provided by the Buyer one day prior to transfer.

21. Transfer fees are subject to the Developer and/or Dubai Land Department and may change prior to the date of transfer. Any change in transfer fees will be borne by the Buyer.

22. The Buyer, by signing this contract, commits to purchase this property.

23. The Seller, by signing this contract, commits to sell this property.

A.K.	[signature]
M/S Crown Group Investments	**Mr. Varun Sudhir Marodia**
(The Seller Initials)	(The Buyer Initials)

DIC/PLOT NO 66

CANDOUR
THE REAL ESTATE BROKER

ORN :- 2490

24. Candour Real Estate are acting in the capacity of the Broker in this property transaction
    - **A.** The Buyer, Buyer's representative hereby agree to hold Candour Real Estate and/or its representatives absolutely harmless and full and effectively indemnified against all actions, claims, liabilities, damages, expenses, costs, charges, fees (including judicial and attorney's fees), whatsoever, which are suffered by himself as a consequence of any breach or non-observance of the Buyer, Buyer's representative or covenants hereunder.
    - **B.** Seller and/or Seller's representative hereby agree to hold Candour Real Estate and/or its representatives absolutely harmless and full and effectively indemnified against all actions, claims, liabilities, damages, expenses, costs, charges, fees (including judicial and attorney's fees), whatsoever, which are suffered by himself as a consequence of any breach or non-observance of the Seller/ Seller's representative's covenants hereunder.

25. The Seller is responsible for the maintenance of the property until the date of transfer at Dubai Land Department / Centre.

26. The Buyer will pay the service charges for the property from the date of transfer onwards and will reimburse the Seller on a pro- rata basis for any amount already paid. The Seller has to produce appropriate receipts in this regard.

This Agreement shall be governed by the laws of the UAE and in the event of any dispute the Parties agree to submit the same to the exclusive jurisdiction of the arbitration court.

The terms & conditions of the contract have been agreed to & signed by the following parties on this day 27th December 2013.
Signed by All Parties

Signed by all Parties;

Name: **M/S Crown Group Investments (THE SELLER)**

Signature: ....

Date: ....27/12/2013..........

Name: **Mr. Varun Sudhir Marodia (THE BUYER)**

Signature: ....

Date: ...28-12-2013.

IN WITNESS WHEREOF
Signed on behalf of Candour Real Estate Broker

Name: ....

Signature: ....

Date: ....

A.K.

M/S Crown Group Investments
(The Seller Initials)

Mr. Varun Sudhir Marodia
(The Buyer Initials)

DIC/PLOT NO 66

CANDOUR
THE REAL ESTATE BROKER

ORN :- 2490

Annexure 1

Financial Details*:

Selling Price: of the Property, net to the Seller is of **AED 4,501,357/- (Dirhams Four Million Five Hundred Thousand One Thousand Three Hundred and Fifty Seven Only)**

Break Up of the Payments:

Details	
Selling Price [net to the Seller]. Payable by the Buyer to the Seller	4,501,357/-
Initial Deposit [Refundable subject to the terms of the MOU].	1,125,339/-
Developer NOC Charges, payable by the Seller	On Actual
Maintenance charges, to be shared pro-rata basis, on the Sellers account till the date of Transfer and on the Buyers account from the date of Transfer.	On Actual.
Commission Payable to Candour Real Estate by Seller	45,000/-
Transfer fees, payable to Land Department, by the Buyer. 4% (on actual) + Titledeed charges AED 540/-	Est 180,594/-
Transfer Fee charges payable to Dubai Land Department by the Buyer. (AED 4000)	4,000/-
*All amounts in AED [Arab Emirates Dirhams].	

Property Details:

Property Name	Selling Price [AED] net to the Seller.
Property Type : Land Community : Saih Shuaib 2 (Dubai Industrial City) Plot No : 66 Area Sq Meter ; 4395.43 sq m	AED 4,501,357/-

M/S Crown Group Investments
(The Seller)

Mr. Varun Sudhir Marodia
(The Buyer)

M/S Crown Group Investments
(The Seller Initials)

Mr. Varun Sudhir Marodia
(The Buyer Initials)